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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 -------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

General Motors Corporation             Delaware                   38-0572515
(Exact Name of registrant as    (State of incorporation        (I.R.S. Employer
specified in its charter)          or organization)          Identification No.)


           100 Renaissance Center, Detroit, Michigan     48243-7301
           (Address of principal executive offices)      (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered
          -------------------             ------------------------------

Class H Common Stock, $0.10 par value per share, of     New York Stock Exchange
General Motors Corporation


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.                          [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.                          [_]

     Securities Act registration statement file number to which this form
relates: 333-37215                                              (if applicable)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)



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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information called for by this item is set forth under the following captions: "New GM Class H Common Stock" in Chapter 1, "Risk Factors Relating to GM's Dual-Class Common Stock Capital Structure" in Chapter 2, "Comparison of GM Class H Common Stock, New GM Class H Common Stock and Class A Common Stock" in Chapter 6, "Considerations Relating to GM's Dual-Class Common Stock Capital Structure" in Chapter 6 and "New GM Class H Common Stock" in Chapter 6 of the Solicitation Statement /Prospectus which forms a part of the registrant's Registration Statement on Form S-4 (Registration No. 333-37215) as filed on October 6, and amended on October 8, October 14, October 17 and November 10, 1997 under the Securities Act of 1933, as amended (as amended and supplemented, the "Registration Statement"), which information is incorporated herein by reference.

Item 2.  EXHIBITS

     1. Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to the Current Report on Form 8-K of General Motors Corporation dated June 7, 1996, and Amendment to Article Fourth of the Certificate of Incorporation-- Division III-- Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on September 29, 1987 (pertaining to the six series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30, 1990 in the Form SE of General Motors Corporation dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991(pertaining to the Series A Conversion Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-8 Registration Statement No. 33-43744 in the Form SE of General Motors Corporation dated November 1, 1991; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9 1/8% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of General Motors Corporation dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to the Series C Convertible Preference Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1991 in the Form SE of General Motors Corporation dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30, 1992 in the Form SE of General Motors Corporation dated August 10, 1992; and as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 15, 1992 (pertaining to Series G 9.12% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-49309 in the Form SE of General Motors Corporation dated January 25, 1993.

     2. Proposed amendment to Article Fourth of the Certificate of Incorporation incorporated by reference to Exhibit A to Appendix A of the Solicitation Statement/Prospectus which forms a part of the Registration Statement.

     3. By-laws of General Motors Corporation, as amended to August 4, 1997 (incorporated by reference to Exhibit 3(ii) to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30, 1997).

     4. Amended and Restated By-laws of General Motors Corporation in the form adopted subject to the consummation of the transactions described in the Registration Statement.
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    Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              GENERAL MOTORS CORPORATION



                              By /s/ Thomas A. Gottschalk
                                -----------------------------
                              Name: Thomas A. Gottschalk
                              Its: Senior Vice President and General Counsel





Date: December 11, 1997
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                                 EXHIBIT INDEX

Exhibit Number                               Description
--------------                               -----------


     1 Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to the Current Report on Form 8-K of General Motors Corporation dated June 7, 1996, and Amendment to Article Fourth of the Certificate of Incorporation-- Division III-- Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on September 29, 1987 (pertaining to the six series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30, 1990 in the Form SE of General Motors Corporation dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991(pertaining to the Series A Conversion Preference Stock), incorporated by reference to
          Exhibit 4(a) to Form S-8 Registration Statement No. 33-43744 in the Form SE of General Motors Corporation dated November 1, 1991; as further amended by the Certificate of Designa tions filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9 1/8% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of General Motors Corporation dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to the Series C Convertible Preference Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1991 in the Form SE of General Motors Corporation dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30, 1992 in the Form SE of General Motors Corporation dated August 10, 1992; and as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 15, 1992 (pertaining to Series G 9.12% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-49309 in the Form SE of General Motors Corporation dated January 25, 1993.

     2 Proposed amendment to Article Fourth of the Certificate of Incorporation incorporated by reference to Exhibit A to Appendix A of the Solicitation Statement/Prospectus which forms a part of the Registration Statement.

     3 By-laws of General Motors Corporation, as amended to August 4, 1997 (incorporated by reference to Exhibit 3(ii) to the Quarterly Report on Form 10-Q of General Motors Corporation for the quarter ended June 30,
          1997).

     4 Amended and Restated By-laws of General Motors Corporation in the form adopted subject to the consummation of the transactions described in the Registration Statement.